Exhibit 3.2

BYE-LAWS OF

GASLOG LTD.

TABLE OF CONTENTS

Interpretation
1.	Definitions

Shares
2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Rights Attaching to Shares
5.	Calls on Partly Paid Shares
6.	Forfeiture of Shares upon Default in Payment
7.	Prohibition on Financial Assistance
8.	Share Certificates
9.	Fractional Shares

Registration of Shares
10.	Register of Members
11.	Registered Holder Absolute Owner
12.	Transfer of Registered Shares
13.	Transmission of Registered Shares

Alteration of Share Capital
14.	Power to Alter Capital
15.	Variation of Rights Attaching to Shares

Dividends and Capitalisation
16.	Dividends
17.	Power to Set Aside Profits
18.	Method of Payment
19.	Capitalisation

Meetings of Members
20.	Annual General Meetings
21.	Special General Meetings
22.	Requisitioned General Meetings/Other Business
23.	Notice
24.	Giving Notice and Access
25.	Postponement or Cancellation of General Meeting
26.	Electronic Participation and Security at General Meetings
27.	Quorum at General Meetings
28.	Chairman to Preside at General Meetings
29.	Voting on Resolutions
30.	Power to Demand Vote on a Poll
31.	Voting by Joint Holders of Shares
32.	Instrument of Proxy
33.	Representation of Corporate Member
34.	Adjournment of General Meeting
35.	Written Resolutions
36.	Directors’ Attendance at General Meetings

Directors and Officers
37.	Election of Directors
38.	Removal of Directors
39.	Vacancy in the Office of Director
40.	Remuneration of Directors
41.	Defect in Appointment
42.	Directors to Manage Business
43.	Powers of the Board of Directors
44.	Register of Directors and Officers
45.	Appointment of Officers
46.	Appointment of Secretary
47.	Duties of Officers
48.	Remuneration of Officers
49.	Conflicts of Interest

50.	Indemnification and Exculpation of Directors and Officers
51.	Exclusive Jurisdiction

Meetings of the Board of Directors
52.	Board Meetings
53.	Notice of Board Meetings
54.	Electronic Participation in Meetings
55.	Quorum at Board Meetings
56.	Board to Continue in Event of Vacancy
57.	Chairman to Preside
58.	Written Resolutions
59.	Validity of Prior Acts of the Board

Corporate Records
60.	Minutes
61.	Place Where Corporate Records Kept
62.	Form and Use of Seal

Accounts
63.	Records of Account
64.	Financial Year End

Audits
65.	Annual Audit
66.	Appointment of Auditor
67.	Remuneration of Auditor
68.	Duties of Auditor
69.	Access to Records
70.	Financial Statements
71.	Distribution of Auditor’s Report
72.	Vacancy in the Office of Auditor
Business Combinations
73.	Amalgamations and Mergers

Voluntary Winding-Up and Dissolution
74.	Winding-Up
Changes to Constitution
75.	Changes to Bye-laws
76.	Discontinuance

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INTERPRETATION

1.	Definitions

	1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

Auditor	includes an individual or partnership;

Board

the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Chairman	the chairman of the Board, if there be one;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company;

Member

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of

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such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

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	1.2	In these Bye-laws, where not inconsistent with the context:

		(a)	words denoting the plural number include the singular number and vice versa;

		(b)	words denoting the masculine gender include the feminine and neuter genders;

		(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

		(d)	the words:

(i) “may” shall be construed as permissive; and

(ii) “shall” shall be construed as imperative; and

		(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

	1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1

Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of

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shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may by resolution of the Members prescribe.

2.2

Subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be prescribed by resolution of the Members or, in the event that the Members by resolution have so authorised, as may be determined by the Board or any committee thereof (before the issue or conversion of such shares).

3.	Power of the Company to Purchase its Shares

	3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

	3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1

Subject to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall consist of a single class of shares, the holders of which shall, subject to these Bye-laws:

		(a)	be entitled to one vote per share;

		(b)	be entitled to such dividends as the Board may from time to time declare;

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(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

		(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company, including for purposes of determining whether a quorum of Members exists or voting on any resolution of the Members.

5.	Calls on Partly Paid Shares

5.1

The Board may make such calls as it thinks fit upon the Members in respect of any moneys, whether on account of the nominal value of the share or by way of premium, unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2

Any amount which by the terms of issue of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions

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of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

	5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

	5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

6.	Forfeiture of Shares upon Default in Payment

6.1

If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
GasLog Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

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Dated this [ ] day of [ ], 20[ ]

[Signature of Secretary] By Order of the Board

6.2

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

6.3

A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company which is prohibited by the Act.

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8.	Share Certificates

8.1

Subject to Bye-law 8.4, every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

	8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

	8.4	Notwithstanding any provisions of these Bye-laws:

(a)

the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b) unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a

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certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

	10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

10.2

The Company may also keep one or more branch registers at such place or places outside Bermuda to the extent and in the manner permitted by the Act, and the Board may make such regulations as it thinks fit regarding the keeping of any branch register and may revoke or vary any such regulations. The Board may authorize any share on the Register of Members to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register of Members is maintained in accordance with the Act.

10.3

The Register of Members and any branch register shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each

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business day be allowed for inspection. The Register of Members and each branch register may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares

	12.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares
GasLog Ltd. (the “Company”)

FOR VALUE RECEIVED……………….. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

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12.2

Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid up share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

12.3

The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.4	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

12.5

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.6	The Board may in its absolute discretion and without assigning any reason therefor refuse to register a transfer of a share which is not fully paid up.

12.7

The Board may refuse to register a transfer of a share unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. The Board shall have the authority to request from any Member, and such Member shall provide, such information as the Board may reasonably request for the purpose of determining whether the transfer of any share requires such consent, authorisation or permission and whether the same has been obtained.

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12.8

If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.9

Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

13.	Transmission of Registered Shares

13.1

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
GasLog Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the

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Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.3

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

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13.4

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1

The Company may, if authorised by a resolution of the Members including the affirmative votes of at least a majority of the votes attaching to all shares in issue, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

	14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the sanction of a resolution passed by the holders of a majority of the issued shares of such class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

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DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1

The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

	16.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

	16.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

	16.4	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

16.5

No unpaid dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company unless otherwise provided by the rights attached to such share.

17.	Power to Set Aside Profits

The Board may, before declaring a dividend or distribution, set aside out of the surplus or profits of the Company such amount as it thinks proper as a reserve to be used to meet contingencies or to secure equality of distribution or for any other purpose.

18.	Method of Payment

	18.1	Any dividend, distribution or other moneys payable in respect of a share may be paid by such means as the Board shall determine, including by wire transfer or by direct

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transfer to such bank account as the Member may direct, or by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint holders of shares, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members). Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend, distributions or other moneys payable in respect of such shares.

18.2

The Board may deduct from any dividend, distribution or other moneys payable to any Member all moneys due from such Member to the Company on account of calls or otherwise in respect of a share which is not fully paid up.

18.3

Any dividend, distribution or other moneys payable in respect of a share which has remained unclaimed for a period of six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, distribution or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

18.4

The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law 18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

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19.	Capitalisation

19.1

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for dividend or distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

19.2

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

20.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place in or outside Bermuda as the Board or the Chairman shall appoint.

21.	Special General Meetings

The Board or the Chairman may convene a special general meeting whenever in their judgment such a meeting is necessary.

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22.	Requisitioned General Meetings/Other Business

22.1

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.2

In addition to any rights of Members under the Act or these Bye-laws, business may be brought before any annual general meeting or any special general meeting by any person who: (i) is a Member of record on the date of the giving of the notice provided for in this Bye-law 22 and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law 22.

22.3

In addition to any other applicable requirements, for other business to be proposed by a Member pursuant to Bye-law 22.2, such Member must have given timely notice thereof in proper written form to the Secretary.

22.4

To be timely, a notice given to the Secretary pursuant to Bye-law 22.3 must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company as set forth in the Company’s filings with the U.S. Securities and Exchange Commission: (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is greater than 30 days before or after such anniversary, the notice must be so delivered or mailed and received not later than 10 days following the date on which notice of the annual general meeting was mailed or the date on which public disclosure of the date of the annual general meeting was made, whichever first occurs; and (ii) in the case of a special general meeting, not later than 10 days following earlier of the date on which

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notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made.

22.5

To be in proper written form, a notice given to the Secretary pursuant to Bye-law 22.3 must set forth as to each matter such Member proposed to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bye-laws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the general meeting; (ii) the name and record address of such Member and the beneficial owner, if any, on whose behalf the business is being proposed; (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or directly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company; (v) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares of any class or series of shares of the Company; (vi) a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner and any other person or persons (including their names) in

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connection with the proposal of such business by such Member and any material interest of such Member or such beneficial owner in such business; and (vii) a representation that such Member intends to appear in person or by proxy at the general meeting to bring such business before the general meeting.

22.6

Once business has been properly brought before the general meeting in accordance with the procedures set forth in this Bye-law 22, nothing in this Bye-law shall be deemed to preclude discussion by any Member of such business. If the chairman of a general meeting determines that business was not properly brought before the meeting in accordance with this Bye-law 22, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

22.7

No business may be transacted at a general meeting, other than business that is either (i) properly brought before the general meeting by or at the direction of the Board (or any duly authorised committee thereof); or (ii) properly brought before the general meeting by any Member or Members in accordance with the Act or these Bye-laws.

23.	Notice

23.1

At least 10 days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

23.2

At least 10 days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

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	23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

23.4

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

23.5

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice and Access

	24.1	A notice may be given by the Company to a Member:

		(a)	by delivering it to such Member in person; or

		(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

		(d)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website.

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24.2

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3

Any notice delivered in accordance with Bye-law 24.1(a), 24.1(b) or 24.1(c) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means. Any notice delivered in accordance with Bye-law 24.1(d) shall be deemed to have been delivered at the time when the requirements of the Act in that regard have been met.

24.4

The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which the address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

25.	Postponement or Cancellation of General Meeting

The Chairman may, and the Secretary on instruction from the Chairman shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place

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for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws.

26.	Electronic Participation and Security at General Meetings

26.1

The Board may, but shall not be required to, make arrangements permitting Members to participate in any general meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation by way of such facilities or means in such a meeting shall constitute presence in person at such meeting.

26.2

The Board may, and at any general meeting the chairman of such meeting may, make any arrangement and impose any requirement or restriction the Board or such chairman considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting the chairman of such meeting, are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.	Quorum at General Meetings

27.1

At any general meeting one or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business.

27.2

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one

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week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

28.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all general meetings at which such person is present. In his absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1

Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

	29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands or by a count of votes received in the form of electronic records and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and

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every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand or by communicating his vote in the form of an electronic record.

29.4

In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote.

29.5

At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.6

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands or by a count of votes received in the form of electronic records, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

	30.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

		(a)	the chairman of such meeting; or

		(b)	at least three Members present in person or represented by proxy; or

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(c)

any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)

any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

30.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting, including persons present by telephone, electronic or other communications facilities, shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein in such manner as the chairman of the meeting may direct, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands or of a count of votes received in the form of electronic records. A person holding multiple shares or holding a proxy in respect of multiple shares need not use all his votes or cast all the votes he uses in the same way.

30.3

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

30.4	Where a vote is taken by poll, each person present and entitled to vote, including each person present by telephone, electronic or other communications facilities, shall record

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his vote in such manner as the chairman of the meeting may direct having regard to the nature of the question on which the vote is taken. Each ballot shall be marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the votes cast in accordance with such directions shall be examined and counted by one or more inspectors of votes appointed by the chairman of the meeting for the purpose. The result of the poll shall be declared by the chairman of the meeting.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Instrument of Proxy

	32.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

Proxy
GasLog Ltd. (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 20[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 20[ ]

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Member(s)

or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

32.2

The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

	32.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

	32.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	Representation of Corporate Member

33.1

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any general meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2

Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

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34.	Adjournment of General Meeting

34.1

The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

	34.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

		(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

		(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

		(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

34.3

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

35.	Written Resolutions

35.1

Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting be done by written resolution in accordance with this Bye-law 35.

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35.2

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non‐receipt of a notice by, any Member does not invalidate the passing of a resolution.

35.3

A written resolution is passed when it is signed by, or in the case of a Member that is a corporation on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

35.4	A resolution in writing may be signed by any number of counterparts.

35.5

A resolution in writing made in accordance with this Bye-law 35 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

35.6	A resolution in writing made in accordance with this Bye‐law 35 shall constitute minutes for the purposes of the Act.

35.7	This Bye-law 35 shall not apply to:

(a) a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his term of office.

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35.8

For the purposes of this Bye‐law 35, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye‐law 35, a reference to such date.

36.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.	Election of Directors

37.1

The Board shall consist of such number of Directors being not less than three Directors and not more than such maximum number of Directors, not exceeding fifteen Directors, as the Board may from time to time determine.

37.2

Subject to Bye-law 39, the Directors shall be elected by the Members at the annual general meeting or any special general meeting called for that purpose and each Director shall hold office until the next annual general meeting or until his successor is elected or appointed.

37.3

Only persons who are proposed or nominated in accordance with this Bye-law 37.3 shall be eligible for election as Directors. Any Member or the Board may propose any person for election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re‐election or election as a Director by the Board, is to be proposed by a Member for election as a Director, notice must be given to the Company

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of the intention to propose him and of his willingness to serve as a Director in accordance with the following provisions:

(a)

In the case of an election at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is greater than 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made;

(b)

In the case of an election at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made;

(c)

In the case of an election at any general meeting, such notice must set forth: (i) as to each person whom the Member proposes to nominate for election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of the Company owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws or regulations or that the Company may reasonably request in order to determine the eligibility of such person to serve as a Director of the Company; (ii) the name and record address of the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination is proposed; (iii) the

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class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or directly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company; (v) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares of any class or series of shares of the Company; (vi) a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner and any other person or persons (including their names) in connection with the proposed nomination by such Member and any material relationship between such Member or such beneficial owner and the person proposed to be nominated for election; and (vii) a representation that such Member intends to appear in person or by proxy at the general meeting to propose such nomination; and

(d)

In the case of an election at any general meeting, such notice must be accompanied by a written consent of each person whom the Member proposes to nominate for election as a Director to being named as a nominee and to serve as a Director if elected.

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	37.4	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

38.	Removal of Directors

38.1

Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, by resolution at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

38.2

If a Director is removed from the Board under the provisions of this Bye-law 38 the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

39.	Vacancy in the Office of Director

	39.1	The office of Director shall be vacated if the Director:

		(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

		(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

		(c)	is or becomes of unsound mind or dies; or

		(d)	resigns his office by notice to the Company.

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39.2

The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the removal, death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board.

40.	Remuneration of Directors

Directors may receive compensation for their services as Director, including compensation for service on any committee of the Board and any additional fees for committee chairs, in amounts, and on such basis, as shall be established from time to time by resolution of the Board. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings, meetings of any committee appointed by the Board and general meetings, or in connection with the business of the Company or their duties as Directors generally.

41.	Defect in Appointment

All acts done in good faith by the Board, any Director, any committee appointed by the Board or any member of such a committee, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

42.	Directors to Manage Business

42.1

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

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	42.2	Subject to these Bye-laws, the Board may delegate to any company, firm, person or body of persons any power of the Board (including the power to sub-delegate).

43.	Powers of the Board of Directors

The Board may:

		(a)	appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more Directors to the office of chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons

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dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(g)

delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

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44.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

45.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

46.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

47.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

48.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

49.	Conflicts of Interest

49.1

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

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	49.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

49.3

Following a declaration of interest being made pursuant to Bye-law 49.2, the Chairman may, but shall not be required to, disqualify the Director from participating in the discussion or voting on the matter. In the event the Chairman makes a declaration under Bye-law 49.2, such determination may be made by a majority of the votes cast by the Directors not having such an interest. In addition, a Director may, but shall not be required to, recuse himself from the discussion or voting on any particular matter because of a possible conflict or for any other reason disclosed to the other Directors. Any Director that is so disqualified or that elects to be recused shall nevertheless be counted toward a quorum for the meeting.

49.4

In the event that one or more Directors are disqualified or elect to be recused from voting on a matter, or are later found to have an interest or conflict that should have been declared, the matter shall be approved if it is approved by a majority of the votes cast by the Directors that do not have an interest or conflict in the matter, even if less than a quorum.

50.	Indemnification and Exculpation of Directors and Officers

50.1

The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board for purposes of this Bye-law 50) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof, and every one of them, and their heirs, executors and administrators, shall, to the fullest extent now or in the future permitted under the Act, be indemnified and secured harmless out of the

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assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

50.2

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

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50.3

The Company may advance moneys to or on behalf of any Director or Officer for the costs, charges and expenses (including attorneys’ fees) incurred by such Director or Officer in defending any civil, criminal, administrative or investigative action, suit or proceeding against them, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal).

51.	Exclusive Jurisdiction

In the event that any dispute arises concerning the Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been any breach of the Act or these Bye-laws by an Officer or Director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

MEETINGS OF THE BOARD OF DIRECTORS

52.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

53.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing

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words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

54.	Electronic Participation in Meetings

Directors may participate in any Board meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

55.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be a majority of the Directors, but in no case less than two Directors.

56.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

57.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all Board meetings at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

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58.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

59.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

60.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each Board meeting and each meeting of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, Board meetings and meetings of committees appointed by the Board.

61.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

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62.	Form and Use of Seal

	62.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

62.2

A seal may, but need not be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorised by the Board for that purpose

	62.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

63.	Records of Account

	63.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

		(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

		(b)	all sales and purchases of goods by the Company; and

		(c)	all assets and liabilities of the Company.

63.2

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

	63.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

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64.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

65.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

66.	Appointment of Auditor

	66.1	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

	66.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

67.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Members or by the Board (or a duly appointed committee thereof), if it is authorized to do so by the Members.

68.	Duties of Auditor

68.1

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

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68.2

The generally accepted auditing standards referred to in this Bye-law 68 may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

69.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

70.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall:

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws; or

(c)

in circumstances where the Company has elected to dispense with the holding of an annual general meeting in the year or years to which the financial statements relate, be made available to the Members in accordance with the Act in such manner as the Board may determine.

71.	Distribution of Auditor’s report

The report of the Auditor shall be submitted to the Members in general meeting.

72.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.

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BUSINESS COMBINATIONS

73.	Amalgamations and Mergers

The Company shall not engage in any amalgamation, merger, consolidation or similar transaction with any other company, partnership, unincorporated association or other entity unless such amalgamation, merger, consolidation or similar transaction has been approved by a resolution of the Members including the affirmative votes of at least a majority of the votes attaching to all shares in issue entitling the holder to attend and vote on such resolution.

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members including the affirmative votes of at least a majority of the votes attaching to all shares in issue, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

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CHANGES TO CONSTITUTION

75.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Board and by a resolution of the Members including the affirmative votes of at least a majority of the votes attaching to all shares in issue.

76.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.